Exhibit 23

[LETTERHEAD OF ERNST & YOUNG]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46904) pertaining to the Atlantic Southeast Airlines, Inc. Investment Savings Plan of our report dated June 12, 2002, with respect to the financial statements and supplemental schedule of the Atlantic Southeast Airlines, Inc. Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Atlanta, Georgia June 26, 2002